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                                                                     EXHIBIT 3.3


                            CERTIFICATE OF AMENDMENT
                                       OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                         BEAUTICONTROL COSMETICS, INC.


       BeautiControl Cosmetics, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

       DOES HEREBY CERTIFY:

       FIRST: That the following resolutions setting forth a proposed amendment of the Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that said amendment be submitted to the stockholders of the Corporation for consideration thereof were adopted by the Board of Directors of the Corporation, on February 26, 1992.
The resolutions setting forth the proposed amendment are as follows:

              "RESOLVED, that Article Fourth of the Restated Certificate of Incorporation be, and it hereby is, amended to read as follows:

              'FOURTH:      The total number of shares of stock which the
       Corporation shall have authority to issue is 21,000,000 shares, of which 20,000,000 shares shall be Common Stock, par value $0.10 per share ("Common Shares"), and 1,000,000 shares shall be Preferred Stock, $0.10 par value ("Preferred Stock").'

              and, be it

              FURTHER RESOLVED, that the amendment be submitted to the Corporation's stockholders for their consideration at the upcoming Annual Meeting of Stockholders to be held April 2, 1992."

       SECOND: That thereafter, an Annual Meeting of the Stockholders of the Corporation was duly called and held on April 2, 1992, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware and the Bylaws of the Corporation, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

       THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

       FOURTH: That the capital of the Corporation shall not be reduced under or by reason of said amendment.
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       IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Richard W. Heath, its President, and Vicki S. Miller, its Secretary, on April 3, 1992.


                                      BEAUTICONTROL COSMETICS, INC.


                                      By: RICHARD W. HEATH
                                          --------------------------------------
                                          President


                                      Attest: VICKI S. MILLER
                                              ----------------------------------
                                              Secretary




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